Exhibit 99.1
Oclaro Announces Second Quarter Fiscal 2011 Financial Results
SAN JOSE, Calif., — January 27, 2011 — Oclaro, Inc. (NASDAQ: OCLR), a tier-one provider of innovative optical communications and laser solutions, today announced the financial results for its second quarter of fiscal year 2011, which ended January 1, 2011.
“We delivered to our key financial metrics in the December quarter as expected,” said Alain Couder, president and CEO, Oclaro. “The strategic tone and tenure of the recent annual allotment and pricing process with major customers was positive. Market conditions remain strong, and we are expecting revenue growth in the seasonally softer March quarter.”
Highlights for Second Quarter Fiscal 2011:
•	Revenues were $120.3 million for the second quarter of fiscal 2011, compared to $121.3 million in the first quarter of fiscal 2011.

•	GAAP gross margin was 30% for the second quarter of fiscal 2011, compared to 29% in the first quarter of fiscal 2011.
•	Non-GAAP gross margin was 30% for the second quarter of fiscal 2011, compared to 29% in the first quarter of fiscal 2011.
•	GAAP operating income was $1.6 million for the second quarter of fiscal 2011, compared to $5.0 million in the first quarter of fiscal 2011.
•	Non-GAAP operating income was $6.6 million, or 5.5% of revenues, for the second quarter of fiscal 2011, compared to $7.7 million, or 6.3% of revenues, in the first quarter of fiscal 2011.
•	Adjusted EBITDA was $10.1 million for the second quarter of fiscal 2011, compared to $10.9 million in the first quarter of fiscal 2011.

•	GAAP net loss for the second quarter of fiscal 2011was $0.2 million, compared to GAAP net income of $0.4 million in the first quarter of fiscal 2011.
•	Non-GAAP net income for the second quarter of fiscal 2011 was $5.9 million, compared to $6.6 million in the first quarter of fiscal 2011.
•	Cash, cash equivalents and restricted cash were $78.1 million as of January 1, 2011.

•	Within the quarter Oclaro conducted a well-attended analyst day at the NASDAQ MarketSite emphasizing the depth of its technology, the strength of its customer relationships and the positioning of its product portfolio for continuing growth through calendar 2011 and beyond.
Other Business
“We are entering a new phase following the integration of our past acquisitions. After successfully maintaining design momentum we are now focused on ramping new products across many of our key markets,” said Alain Couder. “Consistent with those priorities, we have enhanced our organizational structure to simplify our customer interface and to strengthen our execution.”
Oclaro has consolidated its divisions into two primary business units, led by two of our experienced optical industry executives. Jim Haynes, formerly Chief Operating Officer, has been appointed President and General Manager of the new Photonic Components business unit; and Terry Unter, formerly Executive Vice President of Transmission Systems Solutions division, has been named President and
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Oclaro Announces Second Quarter Fiscal 2011 Financial Results
General Manager of the new Optical Networks Solutions business unit. In addition, Oclaro has added two senior executives to the management team. Gray Williams joins Oclaro as Executive Vice President, Supply Chain Operations and Quality and Bob Quinn joins Oclaro as Chief Information Officer.
Third Quarter Fiscal 2011 Outlook
The results of Oclaro, Inc. for the third quarter of fiscal 2011, which ends April 2, 2011, are expected to be:
•	Revenues in the range of $123 million to $131 million.

•	Non-GAAP gross margin in the range of 27% to 31%.

•	Adjusted EBITDA in the range of $6 million to $11 million.
The foregoing guidance is based on current expectations. These statements are forward looking, and actual results may differ materially. Please see the Safe Harbor Statement in this earnings release for a description of certain important risk factors that could cause actual results to differ, and refer to Oclaro, Inc.’s most recent annual and quarterly reports on file with the Securities and Exchange Commission (SEC) for a more complete description of the risks. Furthermore, our outlook excludes items that may be required by GAAP, including, but not limited to, restructuring and related costs, acquisition or disposal related costs, expenses or income from certain legal actions, settlements and related costs outside our normal course of business, impairments of other long-lived assets, depreciation and amortization, extraordinary items, as well as the expensing of stock options and restricted stock grants. We do not intend to update this guidance as a result of developments occurring after the date of this release.
Conference Call
Oclaro will hold a conference call to discuss financial results for the second quarter of fiscal 2011 today at 1:30 p.m. PT/4:30 p.m. ET. To listen to the live conference call, please dial (480) 629-9714. A replay of the conference call will be available through February 3, 2011. To access the replay, dial (858)384-5517. The passcode for the replay is 4401353. A webcast of this call will be available in the investors section of Oclaro’s website at www.oclaro.com.
About Oclaro
Oclaro, Inc. (NASDAQ: OCLR) is a tier-one provider of optical communications and laser components, modules and subsystems for a broad range of diverse markets, including telecommunications, industrial, scientific, consumer electronics, and medical. Oclaro is a global leader, dedicated to photonics innovation with cutting-edge research and development (R&D) and chip fabrication facilities in the U.K., Switzerland and Italy, and in-house and contract manufacturing sites in the U.S., Thailand and China. To support its diverse and global customer base, Oclaro maintains design, sales and service organizations in each of the major regions around the world. For more information visit www.oclaro.com.
Copyright 2011. All rights reserved. Oclaro, the Oclaro logo, and certain other Oclaro trademarks and logos are trademarks and/or registered trademarks of Oclaro, Inc. or its subsidiaries in the U.S. and other countries. Information in this release is subject to change without notice.

Oclaro Announces Second Quarter Fiscal 2011 Financial Results
Safe Harbor Statement
This press release and the statements made by management contain statements about management’s future expectations, plans or prospects of Oclaro, Inc. and its business, and the assumptions underlying these statements, constitute forward-looking statements for the purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements concerning (i) financial targets and expectations, and progress toward our targeted business model, including financial guidance for the fiscal quarter ending April 2, 2011 regarding revenue, non-GAAP gross margin and Adjusted EBITDA, (ii) the impact of mergers or acquisitions on the combined entity’s financial performance, (iii) sources for improvement of gross margin and operating expenses, including supply chain synergies, optimizing mix of product offerings, transition to higher margin product offerings, benefits of combined R&D and sales organizations and single public company costs, including statements regarding the expectation of further synergies, (iv) opportunities to grow in adjacent markets and (v) our organizational restructuring with the formation of two new business units focused on photonic components and networks solutions. Such statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain words such as “anticipate”, “estimate”, “expect”, “project”, “intend”, “plan”, “believe”, “will”, “should”, “outlook”, “could”, “target”, and other words and terms of similar meaning in connection the any discussion of future operations or financial performance. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the impact of continued uncertainty in world financial markets and any resulting reduction in demand for our products, our ability to maintain our gross margin, the effects of fluctuating product mix on our results, our ability to respond to evolving technologies and customer requirements, our dependence on a limited number of customers for a significant percentage of our revenues, our ability to effectively compete with companies that have greater name recognition, broader customer relationships and substantially greater financial, technical and marketing resources than we do, the future performance of Oclaro, Inc. following the closing of mergers or acquisitions, the potential inability to realize the expected benefits and synergies of mergers or acquisitions, increased costs related to downsizing and compliance with regulatory compliance in connection with such downsizing, competition and pricing pressure, the potential lack of availability of credit or opportunity for equity based financing, the risks associated with our international operations, and other factors described in Oclaro’s most recent annual report on Form 10-K, most recent quarterly reports on Form 10-Q and other documents we periodically file with the SEC. The forward-looking statements included in this announcement represent Oclaro’s view as of the date of this announcement. Oclaro anticipates that subsequent events and developments may cause Oclaro’s views and expectations to change. Oclaro specifically disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this announcement.
Non-GAAP Financial Measures
Oclaro provides certain supplemental non-GAAP financial measures to its investors as a complement to the most comparable GAAP measures. The GAAP measure most directly comparable to non-GAAP gross margin rate is gross margin rate. The GAAP measure most directly comparable to non-GAAP operating income/loss is operating income/loss. The GAAP measure most directly comparable to non-GAAP net income/loss and Adjusted EBITDA is net income/loss. An explanation and reconciliation of each of these non-GAAP financial measures to GAAP information is set forth below.
Oclaro believes that providing these non-GAAP measures to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing Oclaro’s performance using the same financial metrics that the management team uses in making many key decisions and evaluating how Oclaro’s “core operating performance” and its results of operations may look in the future. Oclaro

Oclaro Announces Second Quarter Fiscal 2011 Financial Results
defines “core operating performance” as its on-going performance in the ordinary course of its operations. Items that are non-recurring or do not involve cash expenditures, such as impairment charges, income taxes, restructuring and severance programs, costs relating to specific major projects, and non-cash compensation related to stock and options, are not included in Oclaro’s view of “core operating performance.” Management does not believe these items are reflective of Oclaro’s ongoing core operations and accordingly excludes those items from non-GAAP gross margin rate, non-GAAP operating income/loss and non-GAAP net income/loss. Additionally, each non-GAAP measure has historically been presented by Oclaro as a complement to its most comparable GAAP measure, and Oclaro believes that the continuation of this practice increases the consistency and comparability of Oclaro’s earnings releases.
Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.
Non-GAAP Gross Margin Rate
Non-GAAP gross margin rate is calculated as gross margin rate as determined in accordance with GAAP (gross profit as a percentage of revenues) excluding non-cash compensation related to stock and options. Oclaro evaluates its performance using non-GAAP gross margin rate to assess Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.
Non-GAAP Operating Income/Loss
Non-GAAP operating income/loss is calculated as operating income/loss as determined in accordance with GAAP excluding the impact of amortization of intangible assets, restructuring, merger and related costs, non-cash compensation related to stock and options granted to employees and directors, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro evaluates its performance using, among other things, non-GAAP operating income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.
Non-GAAP Net Income/Loss
Non-GAAP net income/loss is calculated as net income/loss excluding the impact of restructuring, merger and related costs, non-cash compensation related to stock and options granted to employees and directors, net foreign currency translation gains/losses, the impact of amortization of intangible assets and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses non-GAAP net income/loss in evaluating Oclaro’s historical and prospective operating financial performance, as well as its operating performance relative to its competitors.
Adjusted EBITDA
Adjusted EBITDA is calculated as net income/loss excluding the impact of income taxes, net interest income/expense, depreciation and amortization, net foreign currency translation gains/losses, as well as restructuring, merger and related costs, non-cash compensation related to stock and options and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below. Oclaro uses Adjusted EBITDA in evaluating Oclaro’s historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses this non-GAAP measure to further understand and analyze the cash used in/generated from Oclaro’s core operations. Oclaro believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better

Oclaro Announces Second Quarter Fiscal 2011 Financial Results
understanding of the actual cash used in or generated from core operations for the periods presented. Oclaro further believes that providing this information allows Oclaro’s investors greater transparency and a better understanding of Oclaro’s core cash position.

Oclaro, Inc. Contact	Investor Contact
Jerry Turin	Jim Fanucchi
Chief Financial Officer	Summit IR Group Inc.
(408) 383-1400	(408) 404-5400
ir@oclaro.com	ir@oclaro.com

Oclaro Announces Second Quarter Fiscal 2011 Financial Results
OCLARO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	January 1, 2011	October 2, 2010	January 2, 2010

Revenues	$120,299	$121,347	$93,574
Cost of revenues	84,556	86,521	68,715

Gross profit	35,743	34,826	24,859

Operating expenses:
Research and development	15,696	13,711	9,675
Selling, general and administrative	15,149	14,813	14,835
Amortization of intangible assets	739	619	125
Restructuring, merger and related costs	903	670	3,040
Legal settlements	1,678	—	—
Gain on sale of property and equipment	(48)	(21)	(71)

Total operating expenses	34,117	29,792	27,604

Operating income (loss)	1,626	5,034	(2,745)
Other income (expense):
Interest income	9	7	2
Interest expense	(479)	(573)	(33)
Gain (loss) on foreign currency translation	(1,119)	(3,587)	793
Other income	—	—	28

Total other income (expense)	(1,589)	(4,153)	790

Income (loss) before income taxes	37	881	(1,955)
Income tax provision	250	525	524

Net income (loss)	$(213)	$356	$(2,479)

Net income (loss) per share:
Basic	$—	$0.01	$(0.07)
Diluted	$—	$0.01	$(0.07)
Shares used in computing net income (loss) per share:
Basic	48,262	48,115	37,980
Diluted	48,262	50,984	37,980

Stock-based compensation included in the following:
Cost of revenues	$350	$310	$219
Research and development	391	318	290
Selling, general and administrative	933	730	522

Total	$1,674	$1,358	$1,031

Oclaro Announces Second Quarter Fiscal 2011 Financial Results
OCLARO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	January 1, 2011	July 3, 2010
ASSETS
Current assets:
Cash and cash equivalents	$77,279	$107,176
Restricted cash	845	4,458
Accounts receivable, net	105,715	93,412
Inventories	82,840	62,570
Prepaid expenses and other current assets	15,858	14,905

Total current assets	282,537	282,521

Property and equipment, net	54,086	37,516
Other intangible assets, net	21,060	10,610
Goodwill	30,904	20,000
Other non-current assets	10,094	10,148

Total assets	$398,681	$360,795

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$61,763	$50,103
Accrued expenses and other liabilities	45,520	35,404

Total current liabilities	107,283	85,507

Deferred gain on sale-leaseback	12,899	12,969
Other long-term liabilities	14,631	9,785

Total liabilities	134,813	108,261

Stockholders’ equity:
Common stock	499	494
Additional paid-in capital	1,308,538	1,304,779
Accumulated other comprehensive income	34,334	26,907
Accumulated deficit	(1,079,503)	(1,079,646)

Total stockholders’ equity	263,868	252,534

Total liabilities and stockholders’ equity	$398,681	$360,795

Oclaro Announces Second Quarter Fiscal 2011 Financial Results
OCLARO, INC.
RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	January 1, 2011	October 2, 2010	January 2, 2010
Reconciliation of GAAP net income (loss) to non-GAAP net income (loss) and adjusted EBITDA:
GAAP net income (loss)	$(213)	$356	$(2,479)
Stock-based compensation included in:
Cost of revenues	350	310	219
Research and development	391	318	290
Selling, general and administrative	933	730	522
Amortization expense	739	619	125
Restructuring, merger and related costs	903	670	3,040
Legal settlements	1,678	—	—
(Gain) loss on foreign currency translation	1,119	3,587	(793)

Non-GAAP net income	5,900	6,590	924

Income tax provision	250	525	524
Depreciation expense	3,481	3,214	2,822
Other (income) expense items, net	—	—	(28)
Interest (income) expense, net	470	566	31

Adjusted EBITDA	$10,101	$10,895	$4,273

Non-GAAP net income per share:
Basic	$0.12	$0.14	$0.02
Diluted	$0.12	$0.13	$0.02
Shares used in computing Non-GAAP net income per share:
Basic	48,262	48,115	37,980
Diluted	51,193	50,984	39,425

Reconciliation of GAAP gross margin rate to non-GAAP gross margin rate:
GAAP gross profit	$35,743	$34,826	$24,859
Stock-based compensation in cost of revenues	350	310	219

Non-GAAP gross profit	$36,093	$35,136	$25,078

GAAP gross margin rate	29.7%	28.7%	26.6%
Non-GAAP gross margin rate	30.0%	29.0%	26.8%

Reconciliation of GAAP operating income (loss) to non-GAAP operating income:
GAAP operating income (loss)	$1,626	$5,034	$(2,745)
Stock-based compensation included in:
Cost of revenues	350	310	219
Research and development	391	318	290
Selling, general and administrative	933	730	522
Amortization of intangible assets	739	619	125
Restructuring, merger and related costs	903	670	3,040
Legal settlements	1,678	—	—

Non-GAAP operating income	$6,620	$7,681	$1,451